 EXHIBIT 99.1

2015 Executive, Management and Sales Incentive Plan
Innophos, Inc.

1

Effective 1/1/2015

Purpose
The Executive, Management and Sales Incentive Plan (“the Plan”) is designed to promote the interests of Innophos, Inc. and certain of its corporate affiliates (collectively, “the Corporation”) by providing senior executives, managers and sales persons with incentives and rewards commensurate with the achievement of the business and their personal achievement of business objectives.
Participation and Eligibility
Executives, managers, sales persons and other key contributing employees of Innophos Inc. and its controlled affiliates as determined by the Compensation Committee of the Board of Directors of the Corporation (the “Compensation Committee”) will be eligible to participate in the plan upon timely nomination and proper approval.
If a person is hired or promoted during the year, the position maintains the same target incentive as was previously associated with the position. Adding a participant or changing a participant’s target incentive during a calendar year requires the approval of the group VP, the CEO and the VP of Human Resources. Changes to the CEO’s bonus require approval of the Compensation Committee as well as the Board of Directors of the Corporation (the “Board of Directors”).
The following chart outlines the bonus target guidelines (Note: actual targets may be lower or higher than the guidelines):

Salary Grade	Target Incentive % of Base Salary
CEO and Executive Team	Determined by the Compensation Committee of the Board of Directors
Other senior managers	25% - 35%
Salary Grades E and D	20% - 25%
Salary Grade F [1,3]	15% - 20% (Sales 25%)
Salary Grade G [2,3]	10% - 15% (Sales 25%) [4]

[1]
Non-sales and non-management positions at grade F are not necessarily participants in the management incentive program. It is recommended that first year level F participants enter the plan with a target incentive of 10%. An increase to bring the participant to the higher guideline target may be considered in the following years.

[2]	Individuals in grade G or H may be nominated for participation in the management incentive program.

[3]	Those individuals in all grades in or nominated for the program should meet these criteria:

•	high performers or high potentials,

•	managers of an area having substantial impact on the business (a market area, a stand-alone production unit, etc.), or

•	functional experts

[4]	Sales positions below grade G have a target of 15%.
Note: New hires to the sales organization at any level may have target incentive set below 25% until such time as management approves an increase in the target percentage.

Guidelines for Changes
General:
Except as to the CEO and those officers elected by the Board of Directors or appointed by the CEO (the “Executive Team”), changes, additions or deletions to the management and sales incentive program may be made by approval of the CEO and the VP of Human Resources.

New Participants:

1.	No new participants will be added in the last five months of the bonus year. Exception will be made for new hires whose job requirements meet the criteria for nomination identified above.

2.
Nominations received in the last five months of the year will be considered for participation in the following year except in unusual circumstances and as approved by the CEO and the VP of Human Resources.

3.	Targets will be pro-rated based on the number of months of participation for new hires and new entrants.
Base Salary and Payment:
The annual base salary on December 31 or the bonus year in question is to be used for calculating management and sales incentives. Bonuses will be paid annually upon review of the audited financial results. Management, with agreement of the Board of Directors or its designated committee, has the discretion to make bonus payments pursuant to, but subject to the annual limitations of, the Plan or portions thereof more frequently than annually. All bonuses are subject to withholding taxes in accordance with the requirements of the relevant taxing authorities.
Basis of the Formula:
Not later than the 90th day of each fiscal year of the Corporation, the Compensation Committee shall designate, in writing, the performance goal(s) to be attained for each participant for such fiscal year based on one or more performance measures, and the payout schedule detailing the total amount which may be available for payout to each participant based upon the relative level of attainment of the performance goal(s).
In the absence of a determination by the Compensation Committee to the contrary, the formula for bonuses shall be made up of common and personal components. These have different weights depending on the type of management position (see below.) In general, the bonus is calculated in this manner: Base salary (on 12/31) x Target % x (common results + personal results). The common results and personal results are each determined as set forth below. The maximum bonus payable to any participant for any fiscal year of the Corporation shall be $5,000,000.
Full achievement is assumed to equal 1.0 in both the common and personal factors. Only target achievement levels will be set at the beginning of a bonus term. Scores in relationship to target will be determined by management within the guidelines that follow. Actual scores may be as low as 0 for either factor or as high as 3.0 for the common factor and 2.0 for the personal factor. However, the bonus determined by the scores may not exceed the maximum bonus set forth in the Plan.

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Common (“C” Factor) results are measured by financial performance against targets set by management and approved annually by the Compensation Committee. The determination of the nature or type of financial measurement, targets and levels of performance relative to targets for each year shall be evidenced as an appendix to the Plan or in the record books of the Compensation Committee which shall be deemed to be amended from time to time as needed by the action of such committee. The scores are verified by the Compensation Committee and the Board of Directors and based upon audited financial statements.

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The weight of the overall C Factor in the bonus formula is 70% of the total bonus target for the CEO and the Executive Team. The total bonus target for all other sales and management participants may be between 25%-50%. Disclosure of the financial targets will be in compliance with all laws and regulations applicable to such public disclosures. The C factor results may range from 0 to 3.0. After applying the weighting, therefore, the adjusted C Factor used to determine a bonus for a member of the Executive Team, for example, may range from 0 to 2.1 (i.e. 70% of 3.0).

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Personal factor (“P Factor”) targets are proposed by the participating employee and approved by his/her manager or by the Compensation Committee of the Board of Directors in the case of the CEO. The P targets should be aggressive, but attainable.

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Measurement of P Factor results is the responsibility of each manager and participant and must be verified by the VP of that group. The P Factor results of the CEO must be approved by the Board of Directors and in the case of the Executive Team, the P Factor results must be approved by the CEO in consultation with the Compensation Committee. P factor results may range from 0 to 2.0. After applying the weighting, therefore, the adjusted P Factor used to determine a bonus for a member of the Executive Team, for example, may range from 0 to 0.6 (i.e. 30% of 2.0). Solely for purposes of establishing the maximum award and for compliance with Section 162(m) of the Internal Revenue Code, the P Factor is assumed to be 2.0 until determined by the Compensation Committee to reflect actual performance. Further, the CEO and Compensation Committee may, in their discretion, establish and approve a maximum P Factor of 2.0 or less. They may not employ discretion to establish a P Factor greater than 2.0, nor shall the sum of the weighted P plus C Factors exceed 3.0.

Certification of Results:
As soon as reasonably practicable after the end of each fiscal year of the Company, but in no event later than September 15 following the end of such fiscal year, the Compensation Committee shall certify, in writing, (i) whether and to what extent the performance goal(s) for the fiscal year were satisfied, and (ii) the amount available for each Participant’s Incentive Bonus for such fiscal year based upon the payout schedule established under the Plan for such Participant for the fiscal year.

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Management has the responsibility and discretion to adjust P Factor results giving consideration to changes in the business environment and observation of the individual’s behavior in performing the job.

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The weight of the P Factor in the bonus formula is 30% of the overall bonus target for members of the Innophos Executive Team. It is between 50% and 75% of the overall bonus target for all other sales and management incentive participants, as determined by the CEO and the VP of Human Resources.

Change in Bonus Targets:
In the event that a management or sales incentive target is changed during the year, the most recent target will be used for the bonus calculation unless otherwise specified by management.
Other Performance Measures
The Compensation Committee may establish performance goals by reference to any or all of the following performance measures, in lieu of or in addition to the determination set forth in “Basis of the Formula” above. With respect to any fiscal year, the Compensation Committee may determine performance by reference to one or more of the following, which may be expressed with respect to the Corporation or one or more parents, affiliates, operating units or groups, as the Compensation Committee may determine: cash flow; cash flow from operations; net income; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; earnings from operations; net asset turnover; inventory turnover; capital expenditures; net earnings; operating earnings; gross or operating margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on invested capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; delivery performance; safety record; stock price; and total stockholder return. Performance goals may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance goals. The Compensation Committee shall provide how any performance measure shall be adjusted to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Compensation Committee, or to exclude the effects of extraordinary, unusual, or non-recurring items; changes in applicable laws, regulations, or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation, or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off split-up, combination, liquidation, dissolution, sale of assets, or other similar corporation transaction; provided, however, that no such adjustment will be made if the effect of such adjustment would cause an award to fail to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code with respect to a covered employee.

Administrative Procedures
To request the addition of a participant or change a current participant’s target percentage during the plan year, the appropriate approval authority should:

•	document the request in writing;

•	include all relevant information (name, title, target incentive percentage, effective date, rationale); and

•	forward this request to the CEO and the VP of Human Resources.
Example Calculation
In this example, bonuses are to be determined as set forth in “Basis of the Formula” above.
Employee Mary Doe holds a management position with salary grade E. She earned $100,000 as annual base salary on 12/31. She is a management incentive participant at the 20% target level. The C factor for her bonus is weighted 50% and the P factor also is weighted 50%. The performance target for her C factor is calculated with a $3.00 EPS target and $150 million as the FCF target. Within the P factor Mary has two goals. Goal A has a performance target of $200,000 cost savings. Goal B has a performance target of 10% reduction in lost days. Each goal has a value of 50% of the P factor (or 25% of the overall target.)
The C factor results are $2.70 EPS and $135 million of FCF for the year- slightly missing the projected targets of $3.00 per share and $150 million of FCF. The combined C score (90% from EPS and 10% from FCF) is approved by the Board to be 0.9. Mary’s performance in her personal goals is $250,000 of cost savings and a 12.5% reduction in lost days. At management’s discretion, considering Mary’s overall performance, the final P score is set at 1.25.
Reminder: Each factor is 50% of the overall score, i.e. the final scores would be these: C = (0.9 x 50%) or 0.45 and P = (1.25 x 50%) or 0.625.
Mary’s Bonus Calculation
$100,000 (Base Salary) X .20 (Target) X [(0.45 (C) + 0.625 (P)] = $21,500. This is the gross amount of her management incentive payment. All required taxes will be withheld to determine the net payment.
Plan Administration and Related Matters
Awards will be paid as soon as administratively practicable after audit of the annual financial statements has been completed and accepted by the Board of Directors.
1. TERMINATION OF EMPLOYMENT

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Except as otherwise provided in a binding employment agreement, if a participant ceases his or her employment with the Corporation at any time prior to the distribution of the awards, the employee forfeits any award under the Plan, unless the employee terminates due to retirement, death or disability. To qualify for bonus payment after retirement, the participant must reach age 65 or age 55 with at least 15 years of company service and give formal written notification of his or her voluntary departure no less than ninety (90) days prior to his or her last day worked. In cases where the bonus payment is deemed payable after termination, payment will be pro-rata for the time actually worked during the plan year.

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If a participant transfers out of an eligible position or leaves the Corporation due to involuntary termination (except for cause), he or she may be eligible for a pro-rata payment. However, participants who resign or are terminated for cause will not be eligible for an incentive payment.

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Participants who are on extended disability leave or on an approved leave of absence during the year may receive prorated awards based upon the time actually worked during the plan year. Disability pay and benefits are not bonus eligible compensation.

2. FUNDING
No funds need be set aside or reserved for payment of any Participant under the Plan, and any obligation by the Corporation to a Participant under the Plan shall be unfunded and shall be paid from the general assets and general funds of the Corporation. However, the Corporation, for accounting purposes, will budget and accrue, on the books of the Corporation, an amount sufficient to cover the estimated expense for the fiscal year.
3. NOT AN EXCLUSIVE METHOD OF INCENTIVE
This Plan shall not be deemed an exclusive method of providing incentive compensation for employees of the Corporation, nor shall it preclude the Corporation from authorizing or approving other forms of incentive compensation.
4. NO RIGHT TO CONTINUED PARTICIPATION
Except as otherwise provided in a binding employment agreement, participation in the Plan by an employee in any plan year shall not be held or construed to confer upon the employee the right to participate in the Plan in any subsequent fiscal year or period.
5. NO RIGHT TO CONTINUED EMPLOYMENT
Neither the establishment of the Plan, the participation by an employee in the Plan nor the payment of any award hereunder or any other action pursuant to the Plan shall be held or construed to confer upon any Participant the right to continue in the employ of the Corporation or affect any right which the Corporation may have to terminate at will the employment of any such Participant.
6. RELATIONSHIP TO OTHER PLANS
Participation and payments under the Plan shall not affect or be affected by participation or payments under any other plan of the Corporation, except as otherwise specifically provided by the Corporation.
7. NON-TRANSFERABILITY OF FUNDS
Except as otherwise provided by the Plan, no amount payable at any time under the Plan shall be subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge, or encumbrance of any kind. Nor shall it in any manner be subject to the debts or liabilities of any person. Any attempt to so alienate or subject any such amount shall be void.
8. AMENDMENT OF THE PLAN

Except as to the terms of the CEO’s incentive and the incentives of the Executive Team, the CEO and the VP of Human Resources may amend or terminate the Plan at any time. No amendment or termination shall affect the right of a Participant to payment of any amounts which have been determined prior to such amendment or termination, but the Committee may amend or terminate the rights of any Participant under the Plan at any time prior to the calculation of the award to be paid for any plan period.
Any changes to the terms of the CEO’s incentive or the incentives of Executive Team require approval of the Compensation Committee of the Board of Directors. The Compensation Committee or the Board of Directors itself may amend the Plan in any respect or terminate it subject to the rights of Participants accrued prior to any such act.
9. EFFECTIVE DATE
The Plan evidenced by this document shall be effective as of January 1, 2015, and shall continue in effect until terminated or modified; provided, however, if required under the provisions of the Internal Revenue Code, the Plan shall be effective only upon the requisite approval of the stockholders of the Corporation.